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SOUTHWEST GAS HOLDINGS, INC.

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Southwest Gas Holdings Issues Statement

November 15, 2021

Responds to Director Nominations from Carl Icahn

LAS VEGAS, Nov. 15, 2021 /PRNewswire/ — Southwest Gas Holdings, Inc. (NYSE: SWX) (“Southwest Gas” or the “Company”) today confirmed that Icahn Enterprises LP (“Icahn”) has provided notice of its intent to nominate 10 candidates (the “Icahn slate”) to stand for election to take control of the Company’s Board of Directors at the Company’s 2022 Annual Meeting of Stockholders, the date of which has not yet been determined.

The Company issued the following statement regarding Icahn’s director nominations:

Under the Board’s oversight, we have created a company that is poised for further value creation across each of its businesses and the Company as a whole. Icahn’s nomination of the Icahn slate follows the Board’s rejection of Icahn’s unsolicited, inadequate, structurally coercive, highly conditional and illusory tender offer to acquire the outstanding shares of the Company. The nomination of the Icahn slate is the latest step in Icahn’s efforts to take control of Southwest Gas without paying a control premium to Southwest Gas stockholders and otherwise pursue his self-serving agenda.

The Board values constructive dialogue with its investors with the mutual goal of enhancing value for all stakeholders – including for our local communities in partnership with our regulators in each of our three state commissions. As we do with all stockholders, members of the Company’s management team have engaged directly with Icahn to hear his views and share ours. In these conversations, Icahn has criticized the pending Questar Pipelines acquisition and pressured Southwest Gas to pursue different alternatives for financing the acquisition – some of which treat Icahn differently than other stockholders.

The Questar Pipelines transaction is compelling for stockholders both strategically and financially, adding scale and value through an attractive, high-return suite of assets, with unique strength and stability. In addition, our unregulated utility services business, Centuri, has nearly doubled its revenue over the last four years and has strong continuing growth potential. The recent acquisition of Riggs Distler follows the acquisition of Linetec, and is expected to help accelerate Centuri’s growth.

The Southwest Gas Board is committed to determining the financing strategy for the Questar Pipelines acquisition that is in the long-term best interest of all Southwest Gas stockholders. No decisions on permanent financing for Questar have been made.

In addition, Southwest Gas recently announced the culmination of a months-long board refreshment process with the appointment of two new, independent and highly qualified directors with proven industry experience and financial and operational expertise to our Board, effective January 1, 2022. With these appointments, the Board has added four independent directors since 2019. The Board also appointed a new Chairman, effective at the Company’s 2022 Annual Meeting of Stockholders.

The newly refreshed Board will comprise 10 diverse and experienced professionals, nine of whom are independent and all of whom bring decades of industry experience and expertise in key areas including management, operations, finance, administration and strategic transactions. With significant experience in the industries that matter most to our business, the Southwest Gas directors bring a variety of important skills and perspectives to the boardroom and have delivered impressive growth in both of the Company’s business segments while overseeing a constructive and supportive relationship with our regulators. The Board is focused on creating long-term value for the Company and all of our stockholders, and we believe that the Board’s relevant skills and experience enhance the Board’s ability to make decisions that further this objective.

In contrast, the Icahn slate has been assembled with one goal in mind—to facilitate Icahn’s effort to take control of Southwest Gas without paying a control premium.

As previously announced on November 9, 2021, the Southwest Gas Board, after a thorough review with the assistance of its external financial and legal advisors, has unanimously determined that the unsolicited, highly conditional and illusory tender offer from Icahn to acquire the outstanding common shares of the Company for $75.00 per share in cash (the “Offer”) is inadequate, undervalues the Company, is structurally coercive and is not in the best interests of all of its stockholders. Accordingly, the Board recommends that stockholders not tender any of their shares into the Offer.

The basis for the Board’s decision with regards to Icahn’s tender offer is set forth in the Solicitation/Recommendation Statement on Schedule 14D-9 that was filed on November 9, 2021, with the SEC and was also mailed to stockholders.

Consistent with the provisions in the Company’s governance arrangements, the Board will review the Icahn slate with the Nominating and Corporate Governance Committee. The Company will announce the date of the 2022 Annual Meeting in due course and file proxy materials with the Securities and Exchange Commission (“SEC”), which will include the Board’s recommendation with respect to the election of director nominees and other matters.

Lazard and Moelis & Company LLC are serving as financial advisors to Southwest Gas and Morrison & Foerster LLP and Cravath, Swaine & Moore LLP are serving as legal advisors.

About Southwest Gas

Southwest Gas Holdings, Inc., through its subsidiaries, engages in the business of purchasing, distributing and transporting natural gas, and providing comprehensive utility infrastructure services across North America. Southwest Gas Corporation, a wholly owned subsidiary, safely and reliably delivers natural gas to over two million customers in Arizona, California and Nevada. Centuri Group, Inc., a wholly owned subsidiary, is a comprehensive utility infrastructure services enterprise dedicated to delivering a diverse array of solutions to North America’s gas and electric providers.

How to Find Further Information

This communication does not constitute a solicitation of any vote or approval in connection with the 2022 annual meeting of stockholders of Southwest Gas Holdings, Inc. (the “Company”) (the “Annual Meeting”). In connection with the Annual Meeting, the Company will file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”), which the Company will furnish, with any other relevant information or documents, to its stockholders in connection with the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND WHITE PROXY CARD AND OTHER DOCUMENTS WHEN SUCH INFORMATION IS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE ANNUAL MEETING. The proposals for the Annual Meeting will be made solely through the proxy statement. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from www.swgasholdings.com/proxymaterials. Security holders also will be able to obtain, free of charge, copies of the proxy statement and any other documents filed by Company with the SEC in connection with the Annual Meeting at the SEC’s website at http://www.sec.gov, and at the companies’ website at www.swgasholdings.com.

Important Information for Investors and Stockholders

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer for the shares of the Company commenced by IEP Utility Holdings LLC and Icahn Enterprises Holdings L.P., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of these documents free of charge at the SEC’s website at www.sec.gov, and at the Company’s website at www.swgasholdings.com. In addition, copies of these materials may be requested from the Company’s information agent, Innisfree M&A Incorporated, toll-free at (877) 825-8621.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which Southwest Gas Holdings, Inc. (the “Company,” “Southwest Gas Holdings,” “SWX,” or “we”) operates, and the matters described in this press release. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and related regulatory decisions, the impacts of construction activity at Centuri, future earnings trends, seasonal patterns, and the impacts of stock market volatility. In addition, the Company can provide no assurance that its discussions about future operating margin, operating income, pension costs, COLI results, and capital expenditures of the natural gas segment will occur. Likewise, the Company can provide no assurance that discussions regarding utility infrastructure services segment revenues, operating income as a percentage of revenues, interest expense, and noncontrolling interest amounts will transpire, nor assurance regarding acquisitions or their impacts, including management’s plans related thereto, such as that currently planned in regard to Riggs Distler & Company, Inc. and the pending acquisition of Dominion Energy Questar Pipeline, LLC and related entities (the “Questar Pipeline Group”). Additional risks include the occurrence of any event, change or other circumstances that could give rise to the termination of the Sale and Purchase Agreement by and between Dominion Energy Questar Corporation and the Company (the “Questar Purchase Agreement”), the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Questar Purchase Agreement, risks that the proposed transaction disrupts current plans and operations, the risks related to the ability of the Company to integrate the Questar Pipeline Group, the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of certain financings that will be obtained for the transaction, potential negative impacts to the Company’s credit ratings as a result of the transaction, the disruption to the Company’s stock price and the costs, fees, expenses and charges related to, and the distraction of management’s attention in connection with, any proxy contest or other stockholder related or similar matters, as well as other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2021 and September 30, 2021 and in future filings with the SEC. All forward-looking statements speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are qualified by the cautionary statements in this section. The Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Participants in the Solicitation

The directors and officers of the Company may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting. Information regarding the Company’s directors and officers and their respective interests in the Company by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC and its most recent definitive Proxy Statement on Schedule 14A filed with the SEC. Additional information regarding the interests of such potential participants is or will be included in the proxy statement for the Annual Meeting and other relevant materials to be filed with the SEC, when they become available.

Contacts

For stockholders information, contact: Ken Kenny (702) 876-7237 ken.kenny@swgas.com

For media information, contact: Sean Corbett (702) 876-7219 sean.corbett@swgas.com; or

Joele Frank, Wilkinson Brimmer Katcher, Dan Katcher / Tim Lynch, (212) 355-4449

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SOURCE Southwest Gas Holdings, Inc.